UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2013

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

(805) 987-8741
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:             Submission of Matters to Vote of Stockholders.

A special meeting of stockholders (the “Special Meeting”) of Power-One, Inc. (“Power-One” or the “Company”) was held on July 23, 2013.  The matters acted upon at the Special Meeting are described in more detail in the Company’s proxy statement filed by the Company with the Securities and Exchange Commission on June 20, 2013 and first mailed to the Company’s stockholders on or about June 20, 2013.  Proxies were solicited by the Company pursuant to Regulation 14 under the Securities Exchange Act of 1934 for the following three proposals:

Proposal 1:  To adopt the Agreement and Plan of Merger, as it may be amended from time to time, dated as of April 21, 2013 (“Merger Agreement”), by and among Power-One, ABB Ltd, a corporation organized under the laws of Switzerland, (“ABB”), and Verdi Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of ABB, (“Merger Sub”), which provides for the merger of Merger Sub with and into Power-One, with Power-One continuing as the surviving corporation (the “Merger”);

Proposal 2:  To approve, by a nonbinding advisory vote, the specified compensation disclosed in the Company’s definitive proxy statement for the Special Meeting, that may be payable to Power-One’s named executive officers in connection with the consummation of the Merger; and

Proposal 3:  To approve the adjournment or postponement of the Special Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

A total of 98,085,078 shares of the common stock eligible to vote at the meeting, or 74.82% of a total of 131,096,719 shares of common stock outstanding and entitled to vote as of June 18, 2013 (the record date for the Special Meeting), were present in person or represented by proxy.  All of the issued and outstanding shares of the Company’s Series C Junior Participating Convertible Preferred Stock (the “Preferred Stock”) were represented by proxy and voted in favor of Proposal 1, Adoption of the Merger Agreement.  No vote of the Preferred Stock was required in respect of Proposals 2 and 3.

The following is a tabulation of the votes of common stock with respect to each of the proposals:

Proposal One

Adoption of the Merger Agreement

Votes of Common Stock For	% of Voted Shares of Common Stock Voting For	Votes of Common Stock Against	Votes of Common Stock Withheld/Abstained	Common Stock Broker Non-Votes
96,130,926	97.98%	1,925,923	53,146	N/A

Votes of Preferred Stock For	% of Voted Shares of Common Stock Voting For	Votes of Preferred Stock Against	Votes of Preferred Stock Withheld/Abstained	Preferred Stock Broker Non-Votes
24,917.00055	100%	0	0	N/A

Proposal Two

Nonbinding Advisory Vote on

Named Executive Officer Compensation

Votes of Common Stock For	% of Voted Shares of Common Stock Voting For	Votes of Common Stock Against	Votes of Common Stock Withheld/ Abstained	Common Stock Broker Non-Votes
79,807,336	81.34%	14,921,391	3,381,268	N/A

Proposal Three

 Adjournment or Postponement of the Special Meeting

Votes of Common Stock For	% of Voted Shares of Common Stock Voting For	Votes of Common Stock Against	Votes of Common Stock Withheld/Abstained	Common Stock Broker Non-Votes
91,677,050	93.44%	6,289,837	143,108	N/A

Adjournment of the Special Meeting to a later time or date was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.

Item 7.01:             Regulation FD Disclosure.

On July 23, 2013, the Company issued a press release announcing the approval by the Company’s stockholders of the acquisition of the Company by ABB Ltd at the Special Meeting.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

The exhibit listed below is incorporated herein in its entirety

99.1	Press Release of Power-One, Inc. dated July 23, 2013 regarding approval by the stockholders of the acquisition of the Company by ABB Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/GARY R. LARSEN
Date:	July 23, 2013		Gary R. Larsen
Senior Vice President – Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Power-One, Inc. dated July 23, 2013 regarding approval by the stockholders of the acquisition of the Company by ABB Ltd.